UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                               June 20, 2003
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                     (Date of earliest event reported)


                           Trans World Corporation
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            (Exact name of registrant as specified in its charter)


     Nevada                             0-25244                 13-3738518
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(State or other jurisdiction     (Commission file number)     (IRS Employer
 of incorporation)                                          Identification No.)


545 Fifth Avenue, Suite 940, New York, New York                    10017
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(Address of principal executive offices)                        (Zip Code)

                              (212) 983-3355
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           (Registrant's telephone number, including area code)


                              Not Applicable
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           (Former name, former address and former fiscal year,
                      if changed since last report)





                                Page 1 of 3
                      Exhibit Index appears on Page 2



ITEM 5.   Other Events and Required FD Disclosure.

     On May 14, 2003, the Registrant commenced its note exchange offer pursuant to which the Registrant offered to the holders of its 12% Senior Secured Notes due March 17, 2005 (the "Notes") to exchange the Notes for 22,640 (or more under certain circumstances) shares of its common stock or $1,000 principal amount Variable Rate Promissory Notes due 2010, and, to certain tendering Noteholders who have not received certain past interest payments on the Notes, the 8% Promissory Notes due 2006.

     The note exchange offer, originally scheduled to expire at 5:00 p.m. New York City time on Wednesday, June 11, 2003, was extended by the Registrant to 5:00 p.m. New York City time, on Thursday, June 26, 2003, unless otherwise extended. The Registrant announced on June 20, 2003 that participation in the note exchange offer to date, with six days remaining prior to the expiration of the current offer period, was 98.75% with Notes in the principal amount of $18,450,000 being tendered for shares of the Company's common stock and Notes in the principal amount of $1,300,000 being tendered for the Variable Rate Promissory Notes due 2010. A copy of the Registrant's press release announcing the results of participation in the note exchange offer as of June 20, 2003 is attached as Exhibit 99.1.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibit Number                          Description
--------------                          -----------

99.1                         Press Release dated June 20, 2003.
















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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   TRANS WORLD CORPORATION




Date:  June 23, 2003               /s/  Rami S. Ramadan
                                   ---------------------------
                                   Rami S. Ramadan
                                   Chief Executive Officer and
                                   Chief Financial Officer



























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